Exhibit 99.1

■ RLI Corp.	NEWS RELEASE 9025 N. Lindbergh Drive | Peoria, IL 61615-1431 P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: John Robison
(309) 693-5846
John.Robison@rlicorp.com
www.rlicorp.com

RLI reports first quarter results

PEORIA, ILLINOIS, April 19, 2010 — RLI Corp. (NYSE: RLI) — RLI Corp. reported first quarter 2010 operating earnings of $20.0 million ($0.94 per share), compared to $22.5 million ($1.03 per share) for the first quarter of 2009.

	First Quarter
Earnings Per Diluted Share	2010	2009
Operating earnings	$0.94	$1.03
Net earnings (loss)	$1.13	$(0.08)

Highlights for the quarter included:

•                  Operating earnings of $20.0 million ($0.94 per share).

•                  Underwriting income of $12.7 million.

•                  Combined ratio of 89.1.

•                  Book value per share of $40.28, an increase of 2.9% in the first quarter.

•                  $6.6 million pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                  Return on equity for the trailing four quarters was 15.0%.

“Our outstanding combined ratio demonstrates our ability to navigate in challenging market conditions, which carried through the 1st quarter,”  said RLI Corp. President & CEO Jonathan E. Michael.  “We continue our efforts to diversify RLI’s products, reflected in premium growth in our property and surety segments.  Our investment in talented people and systems capabilities will serve us well as we remain committed to future opportunities for market and product expansion.”

Underwriting income

RLI achieved $12.7 million of underwriting income in the first quarter of 2010 on an 89.1 combined ratio, compared to $15.2 million of underwriting income on an 87.9 combined ratio in the same quarter for 2009.

Underwriting Income	First Quarter
(in millions)	2010	2009
Casualty	$1.0	$6.0
Property	8.1	6.2
Surety	3.6	3.0
Total	$12.7	$15.2

	First Quarter
Combined Ratio	2010	2009
Casualty	98.3	91.5
Property	79.0	83.4
Surety	80.7	83.3
Total	89.1	87.9

Other income

For the quarter, investment income declined 6.2% to $16.6 million. The investment portfolio’s total return was 2.4%. The bond portfolio gained 1.9% and the equity portfolio’s return was 4.9%.  The decrease in investment income is the result of lower reinvestment yields.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $33.5 million for the quarter ($1.57 per share) compared to $1.8 million ($0.08 per share) for the same quarter in 2009.

— more —

During the quarter, equity in earnings of unconsolidated investee was $2.3 million compared to $1.4 million from the same period last year. These results are related to Maui Jim, Inc., a producer of premium sunglasses, which has experienced improved market conditions.

Other news

Share repurchase program

In the first quarter of 2010, we repurchased 213,933 of our shares at an average cost of $52.79 per share ($11.3 million). As of March 31, 2010, we had $6.7 million of remaining capacity from the $200 million repurchase program approved in 2007.

Dividend increase over 1st Quarter 2009

The company paid a first quarter cash dividend of $0.28 per share on April 15, 2010, a 7.7% increase over the same period in 2009. RLI’s cumulative dividends, including this recent payment, are more than $210 million paid in 135 consecutive quarters. The company’s dividend yield would be 1.9% based on the $1.12 annualized dividend and today’s closing stock price of $59.49. The company’s quarterly dividend has grown by an average of 15.1% over the last 10 years.

At 10 a.m. CDT tomorrow, April 20, 2010, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/ (losses) and taxes related to net realized gains/ (losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2009.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from office locations across the country. The company’s talented associates have delivered underwriting profits in 29 of the last 33 years, including the last 14 consecutive years. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s. RLI is recognized as one of the insurance industry’s top performing companies by the Ward’s 50® Top P&C Performers and has been a member of the group for 19 straight years since its inception in 1991.

For additional information, contact John Robison, Chief Investment Officer at 309-693-5846 or at john.robison@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items

	Operating Earnings Per Diluted Share
	2010	2009
	1st Qtr	1st Qtr
Operating Earnings Per Diluted Share	$0.94	$1.03

Specific items included in operating earnings per share: (1) (2)

• Gain from casualty prior years’ reserve development	$0.15	$0.29

• Loss from property prior years’ reserve development	—	$(0.09)

• Gain from surety prior years’ reserve development	$0.05	—

(1)   Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)   Reserve developments reflect revisions for previously estimated losses.

RLI CORP.

2010 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$116,264	$125,682	-7.5%
Net investment income	16,600	17,703	-6.2%
Net realized investment gains (losses)	6,463	(33,528)
Consolidated revenue	139,327	109,857	26.8%

Loss and settlement expenses	54,257	61,221	-11.4%
Policy acquisition costs	40,465	41,013	-1.3%
Other insurance expenses	8,827	8,262	6.8%
Interest expense on debt	1,512	1,512	0.0%
General corporate expenses	1,717	1,628	5.5%
Total expenses	106,778	113,636	-6.0%

Equity in earnings of unconsolidated investee	2,253	1,398	61.2%

Earnings (loss) before income taxes	34,802	(2,381)
Income tax expense (benefit)	10,581	(565)
Net earnings (loss)	$24,221	$(1,816)

Other comprehensive earnings , net of tax	9,275	3,578	159.2%
Comprehensive earnings	$33,496	$1,762	1801.0%

Operating earnings:(1)
Net earnings (loss)	$24,221	$(1,816)
Less: Realized investment gains (losses), net of tax	4,201	(24,269)
Operating earnings	$20,020	$22,453	-10.8%

Return on Equity:
Net earnings (trailing four quarters)	15.0%	7.1%
Comprehensive earnings (trailing four quarters)	23.6%	-0.9%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,372	21,756

EPS from operations (1)	$0.94	$1.03	-8.7%
Realized gains (losses), net of tax	0.19	(1.11)
Net earnings (loss) per share	$1.13	$(0.08)
Comprehensive earnings per share	$1.57	$0.08	1862.5%

Cash dividends per share	$0.28	$0.26	7.7%

Net Cash Flow (used in) provided by Operations	$(2,448)	$3,961

(1)  See discussion of non-GAAP financial measures on page 2.

RLI CORP.

2010 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2010	2009	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income
(amortized cost - $1,381,914 at 3/31/10)
(amortized cost - $1,452,084 at 12/31/09)	$1,419,991	$1,485,347	-4.4%
Equity securities
(cost - $184,633 at 3/31/10)
(cost - $177,681 at 12/31/09)	279,447	262,693	6.4%
Short-term investments	182,320	104,462	74.5%
Total investments	1,881,758	1,852,502	1.6%

Premiums and reinsurance balances receivable	85,748	83,961	2.1%
Ceded unearned premiums	57,911	65,379	-11.4%
Reinsurance recoverable on unpaid losses	351,249	336,392	4.4%
Deferred acquisition costs	73,748	75,880	-2.8%
Property and equipment	18,741	19,110	-1.9%
Investment in unconsolidated investee	46,237	44,286	4.4%
Goodwill	26,214	26,214	—
Other assets	29,268	34,929	-16.2%
Total assets	$2,570,874	$2,538,653	1.3%

Unpaid losses and settlement expenses	$1,171,685	$1,146,460	2.2%
Unearned premiums	296,997	312,527	-5.0%
Reinsurance balances payable	18,679	22,431	-16.7%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	29,612	24,299	21.9%
Accrued expenses	22,504	41,835	-46.2%
Other liabilities	81,541	58,851	38.6%
Total liabilities	1,721,018	1,706,403	0.9%
Shareholders’ equity	849,856	832,250	2.1%
Total liabilities & shareholders’ equity	$2,570,874	$2,538,653	1.3%

OTHER DATA

Common shares outstanding (in 000’s)	21,097	21,265

Book Value per share	$40.28	$39.14	2.9%
Closing stock price per share	$57.02	$53.25	7.1%
Cash dividends per share (annualized)	$1.12	$1.08	3.7%

Statutory Surplus	$798,462	$784,161	1.8%

RLI CORP.

2010 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2010

Gross premiums written	$69,285		$50,335		$21,686		$141,306
Net premiums written	51,622		37,085		19,496		108,203
Net premiums earned	59,046		38,322		18,896		116,264
Net loss & settlement expenses	37,725	63.9%	14,015	36.6%	2,517	13.3%	54,257	46.7%
Net operating expenses	20,299	34.4%	16,260	42.4%	12,733	67.4%	49,292	42.4%
Underwriting income	$1,022	98.3%	$8,047	79.0%	$3,646	80.7%	$12,715	89.1%

2009

Gross premiums written	$79,872		$48,005		$20,560		$148,437
Net premiums written	61,306		34,548		17,043		112,897
Net premiums earned	70,690		37,192		17,800		125,682
Net loss & settlement expenses	42,407	60.0%	15,349	41.3%	3,465	19.5%	61,221	48.7%
Net operating expenses	22,280	31.5%	15,643	42.1%	11,352	63.8%	49,275	39.2%
Underwriting income	$6,003	91.5%	$6,200	83.4%	$2,983	83.3%	$15,186	87.9%